UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2019 (February 28, 2019)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place
Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

(615) 732-1231

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, Karen Abbott was appointed Chief Compliance Officer of AAC Holdings, Inc. (the “Company”). Ms. Abbott, 53, previously served as Chief Compliance Officer of Diversicare (NYSE: DVCR), a skilled nursing facilities operator. Prior to that, Ms. Abbott served for nearly 20 years in various senior legal, compliance and human resources roles for IASIS Healthcare LLC, a nationwide healthcare services organizations that operated acute care hospitals, physician groups and health plans. Ms. Abbott succeeds Thomas W. Doub, Ph.D., as the Company’s Chief Compliance Officer. On February 28, 2019, Dr. Doub transitioned his executive management roles to Ms. Abbott and other senior personnel. Dr. Doub will remain with the Company for an additional period in 2019 to contribute to certain outcomes research and other initiatives.

Item 7.01	Regulation FD Disclosure.

The information disclosed under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Andrew W. McWilliams
Andrew W. McWilliams Chief Financial Officer

Date: March 6, 2019